CHORDIANT ANNOUNCES FINANCIAL RESULTS

FOR THE THIRD QUARTER ENDED SEPTEMBER 30, 2004

North America Accounts for 67% of Revenue in the Third Quarter

Raises Revenue Guidance for 2004

CUPERTINO, California - October 28, 2004 -- Chordiant Software, Inc. (Nasdaq: CHRD) today announced its financial results for the third quarter ended September 30, 2004.

Total revenues for the third quarter of 2004 were $23.7 million, compared to revenues of $17.8 million reported for the third quarter of 2003. For the first nine months of 2004, revenues were $60.8 million, compared to $48.7 million for the same period of the prior year. License revenues for the third quarter of 2004 were $9.0 million, compared to $6.6 million reported for the third quarter of 2003. For the first nine months of 2004, license revenues were $23.6 million, compared to the $17.3 million reported for the same period of 2003. Service revenues for the third quarter were $14.8 million, compared to $11.1 million reported for the third quarter of 2003. For the nine months ended September 30, 2004, service revenues were $37.1 million, compared to $31.4 million for the same period of 2003. Chordiant had $61.8 million in cash and cash equivalents, short-term investments, and restricted cash at September 30, 2004.

Chordiant posted a U.S. GAAP (Generally Accepted Accounting Principles) net income of $1.4 million in the third quarter of 2004, or $0.02 per share, compared to a GAAP net loss of $2.1 million, or $0.04 per share loss, for the third quarter of 2003.

Chordiant reported a third quarter 2004 non-GAAP financial measure net income of $1.1 million, which excludes stock-based compensation, amortization of acquired intangible assets and restructuring charges, or a non-GAAP net income of $0.01 diluted per share, compared to a non-GAAP profit, excluding stock-based compensation and amortization of acquired intangible assets of $497,000, or $0.01 per share for the third quarter of 2003. Chordiant believes that its non-GAAP financial measure results provide useful information to investors because they reveal results excluding non-cash and cash expenses that Chordiant believes are not indicative of its on-going operations. The non-GAAP financial measure information is provided as a complement to results provided in accordance with GAAP and should not be considered superior to or as a substitute for GAAP measures.

"I am pleased that Chordiant continues to build momentum, especially in North America and Germany," said Stephen Kelly, Chief Executive Officer. "During the third quarter, Chordiant completed license sales with 10 customers and had multiple consulting engagements underway with new and existing customers such as Time Warner Cable, 21st Century Insurance, CIBC, Capital One, New Century Mortgage, Covad Communications, T-Mobile, Barclays Bank," Kelly noted. "I am also pleased to announce that two-thirds of our revenues came from North America in the third quarter," Kelly said. "Consistent with previous comments, we continue to expect approximately a 50/50 geographic split in revenue between North America and International by the end of 2004," Kelly noted. "We are planning for increasing growth and are confident that we are rapidly becoming a market leading enterprise software provider in retail banking and insurance."

"Within the last five work days, we were informed by a major customer, that it has decided to change an element of its IT environment which will result in additional efforts by Chordiant to complete the implementation of our projects," Kelly said. "Under GAAP percentage of completion method, this has adversely impacted Chordiant's third quarter expected license revenue by an estimated $700,000 to $800,000," he noted.

At the end of the third quarter, Chordiant announced plans to reallocate investments between its North American and International operations to better support its rapid growth in North America. Chordiant had begun planning for this action early in the second quarter, but with the delay in announcing its second quarter financial results was unable to implement the plan until the end of the third quarter, and therefore, received no expense reduction benefit in the third quarter. The company recorded a restructuring charge of $245,000 for related severance and benefit costs for the quarter ended September 30, 2004.

In addition, Chordiant recognized expenses of approximately $500,000 for costs related to the review and delay in Chordiant's second quarter financial results. Chordiant also incurred incremental costs for Sarbanes-Oxley Section 404 of the Act of 2002, and expenses associated with as many as 15 Sarbanes-Oxley consultants assisting with compliance projects.

With its rapid growth of revenues and pipeline in North America, Chordiant has recruited ahead of plan 15 sales and professional services employees in North America during the third quarter. The company also continued to invest in its credit card and teller applications.

FOURTH QUARTER AND 2004 FINANCIAL OUTLOOK
"For the full year 2004, we are raising our guidance and expect revenues to be in the range of $83 million to $85 million," Kelly said. For the fourth quarter of 2004, Chordiant anticipates revenues to be in a range of $22 million to $24 million. "From an earnings perspective, with the additional costs for professional fees, new hires related to our revenue growth in North America, internal controls and processes, compliance with Section 404 of the Sarbanes-Oxley Act of 2002, and maintaining our strategic growth plans around teller and credit card applications in the fourth quarter, there will be continuing short-term pressure on earnings," Kelly said. On a GAAP basis, Chordiant is unable to accurately give GAAP EPS guidance because of the variability of the stock-based compensation expense. "Our estimate of non-GAAP earnings per share for the fourth quarter of 2004 is expected to be in the range of $0.00 to $0.01," Kelly stated.

Revenue and earnings per share estimates are based on the assumption that overall technology spending will not deteriorate from current levels, as well as information on various factors that could affect the financial results of Chordiant which are included in the risks detailed in Chordiant's Securities and Exchange Commission filings, including Chordiant's Annual Report on Form 10-K, as amended and Quarterly Reports filed on Form 10-Q.

Teleconference Webcast Today - October 28, 2004 at 2:00 P.M. (Pacific)

Chordiant management has scheduled a teleconference for today, October 28, 2004, at 2:00 P.M. (Pacific), 5:00 P.M. (Eastern) and 22:00 (London) to discuss financial results and business events for the third quarter of 2004, as well as the current outlook for the fourth quarter and full year 2004. This teleconference will be webcast live for the public from Chordiant's website at http://www.chordiant.com. The public, industry analysts and media are invited to attend the conference on a listen-only basis. For more information, including this press release and Chordiant's Current Report on Form 8-K, any non-GAAP financial measures that may be discussed on the webcast as well as the most directly comparable GAAP financial measures and a reconciliation of the difference between the GAAP and any non-GAAP financial measures discussed on the webcast (other than non-GAAP financial measures discussed and reconciled in this news release), and any other material financial and other statistical information contained in the webcast, please visit the Investor Relations section of Chordiant's web site at http://www.chordiant.com. From this site, you can listen to the teleconference, assuming that your computer system is configured properly. A phone replay will also be available for seven days after the live call at 303-590-3000, Passcode 11010484.

About Chordiant Software, Inc.
Chordiant solutions automate and manage operational business processes for leading service-driven global organizations with a focus on retail finance and telecommunications.

Chordiant orchestrates the unique processes of an organization from the point of customer interaction, through the front and back offices to multiple transactional systems, corporate applications and data stores. Our solutions integrate existing infrastructure to orchestrate the assembly, enhancement and delivery of optimal role based business processes to the appropriate channels. Business value is realized through improved employee productivity, savings in operational costs, and increased business adaptability.

Headquartered in Cupertino, California, Chordiant maintains offices in Boston; Chicago; Mahwah, N.J.; Manchester, N.H.; New York City; London; Paris; Amsterdam; and Munich.

SAFE HARBOR
This news release includes "forward-looking statements" that are subject to risks, uncertainties and other factors that could cause actual results or outcomes to differ materially from those contemplated by the forward-looking statements. Forward-looking statements in this release are generally identified by words, such as "believes," "anticipates," "plans," "expects," "will," "would," 'guidance," 'projects" and similar expressions which are intended to identify forward-looking statements. There are a number of important factors that could cause the results of Chordiant to differ materially from those indicated by these forward-looking statements, including, among others, potential difficulties in the assimilation of operations, strategies, technologies, personnel and products of acquired companies and technologies, the impact of perceived or actual weakening of economic conditions on customers' and prospective customers' spending on Chordiant software and services; quarterly fluctuations in Chordiant's revenues or other operating results; failure by Chordiant to meet financial expectations of analysts and investors, including failure resulting from significant reductions in demand from earlier anticipated levels; risks related to market acceptance of Chordiant's products; customization and deployment delays or errors associated with Chordiant products; impact of long sales and implementation cycles for certain Chordiant products; reliance by Chordiant on a limited number of customers for a majority of its revenues; Chordiant's need to retain and enhance business relationships with systems integrators and other parties; Chordiant's use in its products of third-party software; activities by Chordiant and others regarding protection of intellectual property; and competitors' release of competitive products and other actions. Further information on potential factors that could affect the financial results of Chordiant are included in risks detailed from time to time in Chordiant's Securities and Exchange Commission filings, including without limitation Chordiant's Annual Report on Form 10-K, as amended and Quarterly Reports. These filings are available on a Web site maintained by the Securities and Exchange Commission at http://www.sec.gov. Chordiant does not undertake an obligation to update forward-looking or other statements in this release.

Chordiant and the Chordiant logo are registered trademarks of Chordiant Software, Inc. All other trademarks and registered trademarks are the properties of their respective owners.

Chordiant Investor Relations Contact:
Steve Polcyn
Chordiant Software, Inc.
(408) 517-6282
steve.polcyn@chordiant.com

CHORDIANT SOFTWARE,  INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Three Months Ended		Nine Months Ended

	September 30, 2004	September 30, 2003	September 30, 2004	September 30, 2003
Revenues:
License	$8,959	$6,642	$23,640	$17,266
Service	14,774	11,124	37,141	31,400

Total revenues	23,733	17,766	60,781	48,666

Cost of revenues:
License	615	267	1,308	847
Service	8,359	6,406	21,153	18,356

Total cost of revenues	8,974	6,673	22,461	19,203

Gross profit	14,759	11,093	38,320	29,463

Operating expenses:
Sales and marketing	6,270	4,995	17,993	15,728
Research and development	4,365	4,110	13,025	12,075
General and administrative	2,942	1,432	6,576	4,942
Stock-based compensation	(699)	1,736	(111)	5,048
Amortization of intangible assets	122	890	1,170	2,671
Restructuring expenses	245	--	245	1,161

Total operating expenses	13,245	13,163	38,898	41,625

Income (loss) from operations	1,514	(2,070)	(578)	(12,162)

Interest income (expense), net	145	(37)	501	(131)
Other income (expense), net	(78)	--	(132)	(80)

Net income (loss) before income taxes	1,581	(2,107)	(209)	(12,373)

Provision for income taxes	154	22	405	93

Net income (loss)	$1,427	$(2,129)	$(614)	$(12,466)

Net income (loss) per share:
Basic and fully diluted	$0.02	$(0.04)	$(0.01)	$(0.22)

Shares used in per share calculation[2]:	75,406	60,037	69,761	57,327

Supplemental information [1]:
Non-GAAP financial measures and reconciliation
Net income (loss)	$1,427	$(2,129)	$(614)	$(12,466)
Less: Stock-based compensation	(699)	1,736	(111)	5,048
Less: Amortization of intangible assets	122	890	1,170	2,671
Less: Restructuring expenses	245	--	245	1,161

Pro forma net income (loss):	$1,095	$497	$690	$(3,586)

Diluted pro forma net income (loss) per share:	$0.01	$0.01	$0.01	$(0.06)

Shares used in per share calculation [2]:	75,406	65,403	75,000	57,327

[1] The accompanying supplemental pro forma financial information represents a non-GAAP financial measure. A "non-GAAP financial measure" is defined as a numerical measure of a company's financial performance, financial position or cash flows that excludes (or includes) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP in the company's financial statements. Non-GAAP financial measure of  net income or net loss is used by investors and analysts of Chordiant Software, Inc. (the "Company") as an alternative to GAAP measures when evaluating the Company's performance in comparison to other companies. The Company's management believes that the presentation of non-GAAP financial measures of  net income or net loss, excluding purchased in-process research and development, stock-based compensation, amortization of intangible assets and restructuring expenses, provide useful information regarding the Company's financial performance and earnings potential by calculating and quantifying the effect of certain charges on net income or net loss per share calculated in accordance with GAAP and gives investors and analysts insight into the profitability of the Company's operating business. Management also believes that the presentation of non-GAAP financial measures is consistent with its past practice, as well as industry practice in general, and will enable investors and analysts to compare current non-GAAP measures with non-GAAP measures presented in prior periods. The above non-GAAP financial information may not be comparable to similarly titled measures used by other companies and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP.

[2] For periods with a net loss, diluted net loss per share for the three months ended September 30, 2004 and the nine months ended September 30, 2004 and 2003, is computed excluding potential common shares of 8,919, 5,239 and 5,714 as their effect is anti-dilutive.

 CHORDIANT SOFTWARE,  INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	September 30, 2004	December 31, 2003
ASSETS
Current assets:
Cash and cash equivalents	$59,748	$36,218
Short-term investments and restricted cash	590	581
Accounts receivable, net	19,953	11,974
Prepaid expenses and other current assets	3,351	2,675

Total current assets	83,642	51,448

Restricted cash	1,500	1,500
Property and equipment, net	2,784	3,071
Goodwill	24,874	24,874
Intangible assets, net	244	1,414
Other assets	1,871	1,504

Total assets	$114,915	$83,811

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$5,717	$3,931
Accrued expenses	12,392	13,038
Deferred revenue	18,459	14,548

Total current liabilities	36,568	31,517
Deferred revenue, long-term	2,122	3,848

Total liabilities	38,690	35,365

Total stockholders' equity	76,225	48,446

Total liabilities and stockholders' equity	$114,915	$83,811